Exhibit 99.1

UAP Holding Corp. Initiates Quarterly Cash Dividend

GREELEY, Colo., May 3, 2005/PRNewswire-FirstCall/ — UAP Holding Corp. (Nasdaq: UAPH), today announced that its board of directors has authorized the initiation of a quarterly cash dividend of $0.125 per share on the company’s outstanding shares of common stock. This initial quarterly dividend is payable on June 1, 2005 to stockholders of record as of the close of business on May 13, 2005. This will be UAP Holding Corp.’s first dividend since becoming a public company in November 2004.

“The decision to initiate a cash dividend policy reflects our track record of generating strong cash flow from operations and our ability to provide a return to our stockholders,” said L. Kenny Cordell, president and chief executive officer of UAP Holding Corp. “We believe our dividend policy will allow us to provide a cash return to stockholders while leaving us with the flexibility to fund our future growth initiatives and support our de-leveraging opportunity.”

About UAP Holding Corp.

UAP Holding Corp. is the holding company of United Agri Products, Inc., the largest independent distributor of agricultural and non-crop inputs in the United States and Canada. United Agri Products markets a comprehensive line of products, including crop protection chemicals, seeds and fertilizers, to growers and regional dealers. United Agri Products also provides a broad array of value-added services, including crop management, biotechnology advisory services, custom blending, inventory management and custom applications of crop inputs. United Agri Products maintains a comprehensive network of approximately 330 distribution and storage facilities and three formulation and blending plants, strategically located throughout the United States and Canada. Additional information can be found on the company’s website, located at www.uap.com.

Safe Harbor Statement Under The U.S. Private Securities Litigation Reform Act Of 1995

This press release may contain statements that are forward looking, as that term is defined by the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission in its rules, regulations and releases. These statements include, but are not limited to, discussions regarding industry outlook, the company’s expectations regarding the performance of its business, its liquidity and capital resources and the other non-historical statements in the discussion and analysis. These forward- looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this release, the words “believe,” “anticipate,” “estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. These statements are subject to certain risks, uncertainties and assumptions, including risks related to the seasonality of the company’s business and weather conditions in its markets, its substantial leverage and restrictions contained in its debt agreements, the possibility of liability for pollution and other damage that is not covered by insurance or that exceeds its insurance coverage, its dependence on rebate programs, and other risks identified and discussed under the caption “Risk Factors” in the registration statement relating to its initial public offering of common stock, which the Securities and Exchange Commission declared effective on November 22, 2004, and in the other documents the company files with the SEC from time to time.

There can be no assurance that the company will declare or pay any cash dividends. The declaration and payment of future dividends to holders of our common stock will be at the discretion of our board of directors and will depend upon many factors, including our financial condition, earnings, legal requirements, restrictions in our debt agreements and other factors our board of directors deems relevant.

SOURCE UAP Holding Corp.

05/03/2005

CONTACT: Karla J. Kimrey, Vice President, Investor Relations of UAP Holding Corp.,

+1-970-347-1602

Web site: http://www.uap.com

(UAPH)